Exhibit 10.12
FIRST AMENDMENT TO OFFICER EMPLOYMENT AGREEMENT

    This First Amendment to Officer Employment Agreement ("First Amendment") is effective January 1, 2026, between Topgolf Callaway Brands Corp., a Delaware corporation (the "Company") and Angela Deskins ("Employee").

    A.    The Company and Employee are parties to that certain Officer Employment Agreement entered into as of September 29, 2025 (the “Agreement").

    B.    The Company and Employee desire to amend the Agreement pursuant to Section 10(b) of the Agreement.

    NOW, THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are acknowledged, the Company and Employee agree as follows:

1.Title. Section 2 of the Agreement is amended to read:

“TITLE. Employee shall serve as Executive Vice President, Chief People Officer of the Company. Employee’s duties shall be the usual and customary duties of the offices in which Employee serves. Employee shall report to the Chief Executive Officer or such other person as the Chief Executive Officer shall designate from time to time. The Board of Directors and/or the Chief Executive Officer of the Company may change Employee’s title, position and/or duties at any time.”
2.Compensation. Section 4(a) of the Agreement is amended to read:

“(a)    Base Salary. In accordance with the Company’s usual review and pay practices, the Company agrees to pay Employee a base salary of no less than $375,000.00 per year (prorated for any partial years of employment), payable in equal installments on regularly scheduled Company pay dates. Employee agrees that the Company may increase Employee’s base salary without requiring an amendment of this Agreement through the use of a Personnel Action Notice.”

3.But for the amendments contained herein, and any other written amendments properly executed by the parties, the Agreement shall otherwise remain unchanged.

        IN WITNESS WHEREOF, the parties have executed this First Amendment on the dates set forth below, to be effective as of January 1, 2026.

EMPLOYEE                        COMPANY

                            Topgolf Callaway Brands Corp.,
a Delaware corporation

/s/ Angela Deskins_____________________      By: /s/ Brian P. Lynch_________________________
Angela Deskins    Brian P. Lynch
    Executive Vice President, Chief Financial Officer

Dated: January 12, 2026                Dated: January 13, 2026